EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the inclusion in this Registration Statement on Form S-3 of Artisan Components, Inc. of our report dated October 22, 2002, except as to Note 17, which is of February 25, 2003, relating to the financial statements and financial statement schedule of Artisan Components, Inc. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 25, 2003